Registration No.  333-77657

    As filed with the Securities and Exchange Commission on October 23, 2002


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       Citizens South Banking Corporation
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                     54-2069979
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              245 West Main Avenue
                         Gastonia, North Carolina 28052
                    (Address of Principal Executive Offices)


                                Paul L. Teem, Jr.
                              245 West Main Avenue
                         Gastonia, North Carolina 28052
                     (Name and Address of Agent for Service)


                   Citizens South Bank 1999 Stock Option Plan
                            (Full Title of the Plan)

                                   Copies to:

Kim S. Price                              John J. Gorman
President and Chief Executive Officer     Luse Gorman Pomerenk & Schick
Citizens South Banking Corporation        5335 Wisconsin Avenue, N.W., Suite 400
245 West Main Avenue                      Washington, D.C.  20015
Gastonia, North Carolina 28052            (202) 274-2000
(704) 868-5200

                                     PART I

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-77657) is being filed pursuant to Rule 414 under the
Securities Act of 1933, as amended (the "Securities Act"), to reflect the completion of the reorganization transaction by Citizens South Banking Corporation, a Delaware corporation (the "Registrant"), pursuant to which the Registrant became the successor to Citizens South Banking Corporation, a Federal corporation ("Citizens Federal"). The stockholders of Citizens Federal approved the plan of reorganization at a special meeting of stockholders on September 25, 2002. By virtue of the reorganization and through a series of merger transactions, each share of issued and outstanding common stock of Citizens Federal was exchanged for 2.1408 shares of common stock of the Registrant.

         In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The applicable registration fees were paid at the time of the original filing of this registration statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference

         All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission ("SEC") or assumed by the Registrant as the successor issuer to Citizens Federal, are incorporated by reference herein and shall be deemed to be a part hereof:

         a) Annual Report on Form 10-KSB filed with the SEC on March 29, 2002;

         b) Forms 10-QSB for the quarters ended March 31, 2002 and June 30, 2002; and

         c) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the SEC on September 27, 2002.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

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

Item 6.  Indemnification of Directors and Officers

         Article TENTH of the Certificate of Incorporation of Citizens South Banking Corporation (for purposes of this Item 6, the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Registrant may be insured or indemnified against liability which they incur in their capacities as such:

         TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference from the 10-K into this Registration Statement (unless specified otherwise):

                  4.1 Form of Common Stock Certificate (Incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the SEC on June 28, 2002).

                  5 Opinion of Luse Gorman Pomerenk & Schick, P.C. as to the legality of the shares of common stock registered hereby.

                  23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

                  23.2     Consent of Cherry, Bekaert & Holland, L.L.P.

                  24 Power of Attorney (contained in the signature page to this Registration Statement).

                  99.1 Citizens South Bank 1999 Stock Option Plan (formerly the Gaston Federal Bank 1999 Stock Option Plan) (Incorporated by reference to the Registrant's Proxy Statement filed with the SEC on March 9, 1999)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan; and

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, State of North Carolina, on this 23rd day of October, 2002.

                                              CITIZENS SOUTH BANKING CORPORATION


Date: October 23, 2002                  By:   /s/ Kim S. Price
                                              --------------------------------
                                              Kim S. Price, President and
                                              Chief Executive Officer
                                             (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Citizens South Banking Corporation (the "Company") hereby severally constitute and appoint Kim S. Price, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kim S. Price may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued pursuant to the Citizens South Bank 1999 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kim S. Price shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

            Signatures                   Title                        Date


/s/ Kim S. Price             President, Chief Executive         October 23, 2002
--------------------------   Officer and Director (Principal
Kim S. Price                 Executive Officer)

/s/ Gary F. Hoskins          Senior Vice President, Treasurer   October 23, 2002
--------------------------   and Chief Financial Officer
Gary F. Hoskins             (Principal Financial and
                             Accounting Officer)

/s/ David W. Hoyle           Chairman                           October 23, 2002
--------------------------
David W. Hoyle


/s/ Ben R. Rudisill, II      Vice Chairman                      October 23, 2002
--------------------------
Ben R. Rudisill, II

/s/ Martha B. Beal           Director                           October 23, 2002
--------------------------
Martha B. Beal

/s/ Ronald E. Bostian        Director                           October 23, 2002
--------------------------
Ronald E. Bostian


/s/ James J. Fuller          Director                           October 23, 2002
--------------------------
James J. Fuller


/s/ Charles D. Massey        Director                           October 23, 2002
--------------------------
Charles D. Massey


/s/ Eugene R. Matthews, II   Director                           October 23, 2002
--------------------------
Eugene R. Matthews, II

                                  EXHIBIT INDEX


Exhibit Number             Description

         4.1 Form of Common Stock Certificate (Incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the SEC on June 28, 2002).

         5 Opinion of Luse Gorman Pomerenk & Schick, P.C. as to the legality of the shares of common stock registered hereby.

         23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

         23.2     Consent of Cherry, Bekaert & Holland, L.L.P.

         24 Power of Attorney (contained in the signature page to this Registration Statement).

         99.1 Citizens South Bank 1999 Stock Option Plan (formerly the Gaston Federal Bank 1999 Stock Option Plan) (Incorporated by reference to the Registrant's Proxy Statement filed with the SEC on March 9, 1999)